 EXHIBIT 3.1
 AMENDED AND RESTATED ARTICLES OF INCORPORATION
 OF
 INTERMOUNTAIN REFINING CO., INC.

 S1_EX-1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        INTERMOUNTAIN REFINING CO., INC.

     Pursuant to the provisions of the New Mexico Business Corporation Act, the
Undersigned Corporation adopts the following Amended and Restated Articles of
Incorporation:

FIRST: The name of the corporation is INTERMOUNTAIN REFINING CO., INC.

SECOND: The following amendments to the Articles of Incorporation were adopted by the Corporation on July 22, 1999, in the manner prescribed by the New Mexico
Business Corporation Act.

     1) The original Articles I through XI are deleted in their entirety and replaced by Amended and Restated Articles I through XI.

THIRD: Except for the amendments, the Amended and Restated Articles of
Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as theretofore amended and that the Amended and
Restated Articles of Incorporation together with the designated amendments supersede the original articles of incorporation and all amendments thereto. The
Amended and Restated Articles of Incorporation incorporating the above described amendments and restatements are as follows:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                        INTERMOUNTAIN REFINING CO., INC.

     Intermountain Refining Co., Inc., a New Mexico corporation, adopts the following Amended and Restated Articles of Incorporation under the New Mexico
Business Corporation Act:

                                    ARTICLE I
                                      NAME

     The name of the Corporation is Intermountain Refining Co., Inc.

                                   ARTICLE II
                                     PURPOSE

     The Corporation is organized for the purpose of buying and selling crude oil and other petroleum products; for owning and operating refineries and selling products produced there from; for the conduct of any and all other business incidental to the purchase and sale of petroleum products and to the running of refineries; for the conduct of any and all business incidental to the production and sale of crude oil and natural gas; and for every other purpose permitted by the Business Corporation Act.

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                                   ARTICLE III
                                    DURATION

     The duration of the Corporation is perpetual.

                                   ARTICLE IV
                       REGISTERED OFFICE; REGISTERED AGENT

     The address of the Corporation's registered office is 1921 Bloomfield
Blvd., Farmington, NM 87401.  The registered agent for acceptance of service is
William Hagler, of the same address.

                                    ARTICLE V
                               BOARD OF DIRECTORS

     The business and affairs of the Corporation shall be managed and directed by a board of directors.  Directors need not be shareholders or residents of New
Mexico.  Meetings of the Board of Directors, both regular and special, may be held either within or without the State of New Mexico.  The number of members of the Board of Directors will be fixed from time to time by the Board of
Directors, but (subject to vacancies) in no event may there be less than two directors.  Each director shall serve until the next annual meeting of the shareholders or until his successor is elected.

     If any vacancy occurs in the Board of Directors during a term, the remaining directors, by affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of shareholder.

     Each Director of the Corporation shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers and employees as to the value and amount of the assets, liabilities, and net profits of the Corporation, or any of such items; or in relying in good faith upon any other information pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                                   ARTICLE VI
                                  CAPITAL STOCK

     A.   Authorized Shares.  The aggregate number of shares which the
Corporation will have the authority to issue is 15,000,000 shares.  Of such shares, 10,000,000 shares shall be designated as Common Stock and will have no par value and 5,000,000 shares will be designated as preferred Stock and will have a par value of $.01 per share.  Subject to the provisions of this Article, authority is vested in the Board of Directors of the Corporation to establish by resolution the preferences, limitations, and rights of the Preferred Stock.  Any unissued shares of this Corporation may be used, allotted, and sold from time to time in such amounts and for such consideration as may be lawfully determined by the Board of Directors.

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     B.   Common Stock.

          1.   Voting Power.  Each share of Common Stock will have one vote, and except as may be provided herein and by the laws of the State of New Mexico, the exclusive voting power for all purposes will be vested in the holders of the
Common Stock.

          2.   Dividends.  Subject to the provisions of law and the preferences of the Preferred Stock, dividends may be paid on the Common Stock of the
Corporation at such time and in such amounts as the Board of Directors may deem advisable.

          3.   Liquidation.  In the event of any liquidation, dissolution, or winding-up of the Corporation, whether voluntary of involuntary, the holders of the Common Stock will be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of the Preferred Stock are entitled, to share ratably in the remaining net assets of the Corporation.

          4.   Transfer Restrictions.  The Corporation will have the right by appropriate action to impose restrictions upon the transfer of any shares of its
Common Stock or any interest therein, from time to time issued, provided that such restrictions as may from time to time be so imposed or notice of the substance thereof will be set forth upon the face or back of the certificates representing such shares of Common Stock.

     C.   Preferred Stock.

          1.   Authority of Directors to Issued Preferred Stock in Series. The
Preferred Stock may be issued from time to time by the Board of Directors in one or more series, each of which will be so designated as to distinguish the shares thereof from the shares of all other series and classes.  The Board of Directors may provide for variations between different series of Preferred Stock in any and all of the following:

               (a) The rate of dividend, and whether the dividends are
cumulative;

               (b) Whether shares may be redeemed, and, if so, the redemption price and term and conditions of redemption;

               (c) The amounts payable upon shares in the event of voluntary or involuntary liquidation;

               (d) Sinking fund provisions, if any, for the redemption or purchase of shares;

               (e) The terms and conditions, if any, on which shares may be converted into any other class;

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               (f) Voting rights, if any; and

               (g) Such other preferences, privileges, restrictions, and
qualifications as the Board of Directors may determine.

          2.   Procedure to Establish a Series.  To establish a series of
Preferred Stock, the Board of Directors will adopt a resolution setting forth the designation of the series and fixing and determining the number of shares in the series and the relative rights and preferences thereof pursuant to Paragraph
1 of this Section C; and upon the filing of the statement required by the laws of the State of New Mexico with the Corporation Commission thereof, the resolution establishing and designating the series and determining the number of shares and the relative rights and preferences thereof will become effective and will constitute an amendment to these Articles.

     D.   General

          1.   Corporation's Purchase of Stock of The Corporation. The
Corporation may, from time to time, to the extent permitted by law, purchase any of its stock outstanding, at such price as may be fixed by the Board of
Directors and accepted by the holders of the stock purchased, and may resell any stock so purchased at such price as may be fixed by the Board of Directors, but if the stock purchased is subject to redemption at the time of purchase, the price paid therefor will not exceed the redemption price.  Specific authority is hereby conferred to make such purchases of any class of its stock to the extent such authority is in conformity with Section 53-11-44 N.M.S.A. (1978).

          2.   No Preemptive Rights.  No shareholder shall have any preemptive right to subscribe to any additional issue of stock of any class or series, or to any securities of the Corporation convertible into such stock, or to the sale of any treasury stock.

          3.   Stock Book.  The Corporation will be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof, for any purpose, and will not be bound to recognize any equitable or other claim to, or interest in such share, right, or option on the part of any  other persons, whether or not the Corporation will have notice, except as my be expressly provided by the laws of the State of New Mexico.

          4.   Cumulative Voting.  The cumulative system of voting for Directors or for any other purpose will not be allowed.

                                   ARTICLE VII
                                 INDEMNIFICATION

In addition to any other powers provided by law or by these Articles of
Incorporation:

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     A.   The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether  civil, criminal, administrative, or investigative
(other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expense (including attorneys'
fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was not unlawful.

     B.   The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the
Corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such person will have been adjudged to be liable for negligence or misconduct in the performance of his duties to the
Corporation unless and only to the extent that the court in which such action or suit was brought will determine upon application that, despite an adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

     C.   To the extent that a director, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subparagraph (A) or (B), or in defense of any claim, issue, or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     D.   Any indemnification under subparagraphs (A) or (B) (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs (A) or (B).  Such determination will be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3)
by the shareholders.

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     E.   Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in subparagraph (D) upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it will ultimately be determined that he is entitled to be indemnified by the
Corporation as authorized in this subparagraph.

     F.   The indemnification provided by this subparagraph will not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and ill inure to the benefit of the heirs, executors and administrators of such a person.

     G.   The Corporation will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                                  ARTICLE VIII
                             BUSINESS OPPORTUNITIES

     The officers, directors, and other members of management of the Corporation will be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes.

     Once such areas of interest are delineated, all such business opportunities within such areas of interest that come to the attention of the officers, directors, and other members of management of the Corporation will be disclosed promptly to the Corporation and made available to it.  The Board of Directors may reject any business opportunity presented to it and, thereafter, any officer, director, or other member of management may avail himself of such opportunity.  Until such time as the Corporation, through its Board of
Directors, has designated an area of interest, the officers, directors, and other members of management of the Corporation will be free to engage in such areas of interest on their own, and this doctrine will not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation.  This provision will not be construed to release any employee of the Corporation (other than an officer, director, or member of management) from any duties which he may have to the Corporation.

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                                   ARTICLE IX
                                     BYLAWS

     The Board of Directors, except as limited by the laws of the New Mexico and these Articles, shall have the power to make, adopt, alter, amend, and repeal bylaws for the Corporation, which shall provide for the management of the
Corporation's property and the regulation and governance of its business and affairs.  The bylaws may contain any provision for regulation and management of the affairs of the Corporation not inconsistent with New Mexico law or these
Articles.

                                    ARTICLE X
                                CERTAIN CONTRACTS

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:

     1. The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors: or

     2. The material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders: or

     3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE XI
                                    AMENDMENT

     These articles may only be amended by majority vote of the shareholders.

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FOURTH: The Amended and Restated Articles of Incorporation were adopted by unanimous consent in writing signed by all members entitled to vote thereto. The number of shares of the corporation authorized at the time that such Amendment was adopted on July 22, 1999 was 100,000 common shares, of which 50,000 shares were outstanding and the number of shares entitled to vote thereon was 50,000.

October 19, 1999

                              INTERMOUNTAIN REFINING CO., INC.

                              By William N. Hagler
                                   William N. Hagler, President

                              By Rick L. Hurt
                                   Rick L. Hurt, Secretary

State of New Mexico )
                    ss.
County of San Juan  )

     This document was acknowledged before me this 19th day of October, 1999, by
William N. Hagler known to me to be the President of Intermountain Refining Co.,
Inc.
                              Veda J. Mobley
                              Notary Public
                         My commission expires November 6, 2000

State of New Mexico )
                    ss.
County of San Juan  )

     This document was acknowledged before me this 19th day of October, 1999, by
Rick L. Hurt known to me to be the Secretary of Intermountain Refining Co., Inc.
                              Veda J. Mobley
                              Notary Public
                         My commission expires November 6, 2000

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